Pressure

Dwyer®

Series DM-2000

Differential Pressure Transmitter

Same Size as Standard Magnehelic® Differential Pressure Gage



1.000



HIGH PRESSURE PORT
1-1/4
[31.75]
LOW PRESSURE PORT
7/16
[11.11]
17/32
[13.50]
5/32
[3.97]
1-11/16
[42.86]
ø4-3/4
[120.65]

The Dwyer Series DM-2000 Differential Pressure Transmitter senses the pressure of air and compatible gases and sends a standard 4-20 mA output signal. The DM-2000 housing is specifically designed to mount in the same diameter cutout as a standard Magnehelic® gage. A wide range of models are available factory calibrated to specific ranges.

Pressure connections are inherent to the glass filled plastic molded housing making installation quick and easy. Digital push-button zero simplifies calibration over typical turn-potentiometers. An optional 3.5 digit LCD shows process and engineering units. A single push button allows field selection of 4 to 6 engineering units depending on range LCD models.

Model Number	Range	Pa	mm wc	mBar	kPa	psi
DM-2001-LCD	.100 in wc	24.9	2.54	.249		
DM-2002-LCD	.250 in wc	62.2	6.35	.622		
DM-2003-LCD	.500 in wc	124.3	12.70	1.243	.124	
DM-2004-LCD	1.000 in wc	249	25.4	2.49	.249	
DM-2005-LCD	2.00 in wc	497	50.8	4.97	.497	
DM-2006-LCD	3.00 in wc	746	76.2	7.46	.746	.108
DM-2007-LCD	5.00 in wc	1243	127..0	12.43	1.243	.180
DM-2012-LCD	.250-0-.250 in wc	62.2-0-62.2	3.65-0-6.35	.622-0-.622		
DM-2013-LCD	.500-0-.500 in wc	124.3.0.124.3	12.70-0-12.70	1.243-0-1.243		

Note: Remove "-LCD" from the end of the model number if not needing the display.

SPECIFICATIONS

Service: Air and non-combustible, compatible gases.
Wetted Materials: Consult Factory.
Accuracy: ±1% F.S. at 70°F.
Stability: ±1% F.S./yr.
Temperature Limits: 20 to 120°F (-6.67 to 48.9°C).
Pressure Limits: 10 psig (0.69 bar).
Thermal Effect: ±0.055% F.S./°F (0.099% F.S./°C).
Power Requirements: 10-35 VDC (2 wire).
Output Signal: 4 to 20 mA.
Zero and Span Adjustments: Digital push-button zero and span.
Loop Resistance: DC: 0-1250 ohms maximum.
Current Consumption: DC: 38 mA maximum.
Electrical Connections: Screw-type terminal block.
Display: 3.5 digit LCD, 0.7" height.
Process Connections: 1/8" I.D. tubing.
Mounting Orientation: Vertical.
Weight: 4.8 oz (136 g).

APPLICATIONS

Differential Pressure across Filters.

ACCESSORIES

A-299, Surface Mounting Bracket
A-300, Flat Flush Mounting Bracket